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                           CURTICE-BURNS FOODS, INC.
                (AS SUCCESSOR BY MERGER TO PF ACQUISITION CORP.)

                             OFFER TO EXCHANGE ITS
                   12 1/4% SENIOR SUBORDINATED NOTES DUE 2005
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                   12 1/4% SENIOR SUBORDINATED NOTES DUE 2005

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                     ON JANUARY 18, 1995, UNLESS EXTENDED.

To Our Clients:

     Enclosed for your consideration is a Prospectus, dated December 16, 1994 (as the same may be amended from time to time, the 'Prospectus'), a Letter of Transmittal (the 'Letter of Transmittal') and a Letter of Instruction (the 'Letter of Instruction') relating to the offer (the 'Exchange Offer') by Curtice-Burns Foods, Inc. (the 'Company') to exchange its 12 1/4% Senior Subordinated Notes due 2005 (the 'New Notes'), which have been registered under the Securities Act of 1933, as amended, for an equal principal amount of its outstanding 12 1/4% Senior Subordinated Notes due 2005 (the 'Old Notes'), upon the terms and subject to the conditions set forth in the Prospectus and in the Letter of Transmittal. As set forth in the Prospectus, the terms of the New Notes are identical in all material respects to the terms of the Old Notes, except for certain transfer restrictions and registration and other rights relating to exchange of the Old Notes for New Notes. The Exchange Offer is subject to certain customary conditions. See 'The Exchange Offer' in the Prospectus. Old Notes may be tendered only in integral multiples of $1,000.

     THE MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF OLD NOTES HELD BY US FOR YOUR ACCOUNT OR BENEFIT BUT NOT REGISTERED IN YOUR NAME. AN EXCHANGE OF ANY OLD NOTES MAY ONLY BE MADE BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO EXCHANGE NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.

     Accordingly, we request instructions as to whether you wish us to exchange any or all such Old Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to exchange your Old Notes.

     Your attention is directed to the following:

     1. The Exchange Offer is for the exchange of $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes, of which $160,000,000 aggregate principal amount of the Old Notes was outstanding as of December 16, 1994. The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the Old Notes for New Notes.

     2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE 'THE EXCHANGE OFFER -- CONDITIONS' IN THE PROSPECTUS.

     3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on January 18, 1995, unless extended.

     4. The Company has agreed to pay the expenses of the Exchange Offer.

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     5. Any transfer taxes incident to the transfer of Notes from the  tendering holder to the Company will be paid by the Company, except as otherwise provided in the Prospectus and the Letter of Transmittal.

     If you wish us to exchange any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the enclosed Letter of Instruction. An envelope to return your instructions to us is enclosed. If you do not instruct us to tender your Old Notes, they will not be tendered.

     The Exchange Offer is not being made to, nor will exchanges be accepted from or on behalf of, holders of Old Notes residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

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